CERTIFICATE OF TRUST

                                       OF

                              XL CAPITAL TRUST III


     THIS CERTIFICATE OF TRUST of XL CAPITAL TRUST III (the "Trust"), dated October 19, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Business Trust Act (12 Del. Code
Section 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is XL Capital Trust III.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Union Trust Company, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                              /s/ Brian M. O'Hara
                              --------------------------------------------------
                              Brian M. O'Hara, as Regular Trustee


                              /s/ Jerry de St. Paer
                              --------------------------------------------------
                              Jerry de St. Paer, as Regular Trustee


                              /s/ Paul S. Giordano
                              --------------------------------------------------
                              Paul S. Giordano, as Regular Trustee

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                             FIRST UNION TRUST COMPANY,
                                as Delaware Trustee


                             By:  /s/    Stephen J. Kaba
                                  ----------------------------------------------
                                  Name:  Stephen J. Kaba
                                  Title: Authorized Signatory